UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2012

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As disclosed in Coffee Holding Co., Inc.’s (the “Company”) filings with the Securities and Exchange Commission, in November 2011, the Company acquired a 40% interest in Global Mark LLC (“Global Mark”).  On December 10, 2012, the Company entered into an agreement with Global Mark and the other members of Global Mark withdrawing as a member of Global Mark (the “Agreement”).  As a result of Global Mark’s inability to successfully develop a significant customer base (other than the Company) and the Company’s evaluation of the long term prospects of the Global Mark relationship, the Company, Global Mark and the other members of Global Mark mutually determined that it was in the best interests of the parties to terminate the relationship.  In connection with withdrawing from Global Mark, the Company received assets comprised of cash, receivables and inventory equal to approximately $1.7 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: December 14, 2012	By:	/s/ Andrew Gordon
Name: Andrew Gordon
Title: President and Chief Executive Officer

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